Exhibit 4.2

ENVIRONMENTAL POWER CORPORATION

ISSUER

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

TRUSTEE

FIRST SUPPLEMENTAL TRUST INDENTURE

Dated as of March 1, 2009

14% Convertible Notes due January 1, 2014

ARTICLE XIV MISCELLANEOUS

Section 14.01	Modification and Waiver	54
Section 14.02	Relationship of Indenture, Supplemental Indenture and Trust Indenture Act	56

Exhibit A	Irrevocable Notice of Conversion
Exhibit B	Form of Global Certificate

FIRST SUPPLEMENTAL TRUST INDENTURE

THIS FIRST SUPPLEMENTAL TRUST INDENTURE (the “Supplemental Indenture”), dated as of March 1, 2009, among Environmental Power Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”):

W I T N E S S E T H:

WHEREAS, the Company has executed the Indenture for Senior Debt Securities on March 1, 2009 (the “Original Indenture”);

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of the 14% Convertible Notes due January 1, 2014 (hereinafter referred to as the “2009 Notes”), as a supplement to the Original Indenture in an aggregate principal amount not to exceed $53,000,000, which may be issued from time to time in one or more series as in the Original Indenture provided, as registered 2009 Notes, to be authenticated by the certificate of the Trustee (the Original Indenture, as so supplemented, the “Indenture”);

WHEREAS, to provide the terms and conditions upon which the 2009 Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the 2009 Notes by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of 2009 Notes:

ARTICLE I

DEFINITIONS

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“2009 Notes” has the meaning stated in the first recital of this Supplemental Indenture and more particularly means any 2009 Notes authenticated and delivered under this

Supplemental Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Supplemental Indenture, “2009 Notes” with respect to the Supplemental Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Supplemental Indenture and shall more particularly mean the 2009 Notes authenticated and delivered under this Supplemental Indenture, exclusive, however, of the 2009 Notes as to which such Person is not Trustee.

“Accountant” means a firm of independent certified public accountants, which may be the external auditing firm of the Company.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Certificate, the rules and procedures of the Depositary.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the Company’s assets and the assets of its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above; and

(2) the issuance of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than 5% of the Company’s Tangible Assets;

(2) a transfer of assets between or among the Company and any of its Subsidiaries;

(3) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, or to any other Person, if such issuance to such other Person is in connection with a Project Finance Transaction;

(4) the sale or lease of products (including environmental attributes), services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn out or obsolete assets or assets no longer used or useful in the Company’s or a Subsidiary’s business;

(5) the sale or other disposition of cash, Cash Equivalents or securities held for investment purposes;

(6) a Permitted Investment;

(7) a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, any of the foregoing events;

(8) a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action; and

(9) a disposition of a contract relating to any Hedging Obligation or any collateral delivered under a Hedging Obligation.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of each general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members or board of directors or managers thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in New York, New York or the city in which the Trustee is located are authorized or obligated by law or executive order to close or be closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) deposit accounts with any bank, including the Trustee or any of its affiliates, that has a long-term debt rating of A+ or better by S&P and A1 or better by Moody’s (an “Approved Bank”);

(4) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition;

(5) repurchase obligations for underlying securities of the types described in clause (2) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition and secured by securities of the type described in clause (2), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement;

(6) commercial paper with a rating of A-1 by S&P and P-1 by Moody’s and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds which invest primarily in Cash Equivalents of the kinds described in clauses (1) through (6) of this definition, including without limitation, one or more money market mutual fund portfolios of the Wells Fargo Advantage Funds or any other mutual fund for which the Trustee or any of its affiliates serve as an investment manager, administrator, servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (ii) the Trustee charges and collects fees for services rendered pursuant to the Supplemental Indenture, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to the Supplemental Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates. The Company has been advised and understands that the funds are not obligations of nor are they endorsed or guaranteed by the Trustee or any of its affiliates. The Company acknowledges that it has received a prospectus relating to the funds.

“Change in Control” shall have the meaning set forth in Section 4.04.

“close of business” means 5 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Company.

“Company” means Environmental Power Corporation, a Delaware corporation.

“Consolidated Capitalization” means an amount equal to the sum of:

(1) the Company’s Indebtedness and that of its Subsidiaries on a consolidated basis, minus

(2) an amount equal to the Indebtedness of a Subsidiary that is not wholly owned by the Company or any other Subsidiary and whose Indebtedness is not guaranteed by the Company or any other Subsidiary, multiplied by the percentage of equity ownership of such Subsidiary not owned by the Company and its Subsidiaries on a consolidated basis; plus

(3) the shareholders equity of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Net Worth” means, with respect to a specified Person as of any date, the assets of such Person less the liabilities of such Person all as determined on a consolidated basis in accordance with GAAP.

“Contract Security” means any credit enhancement, collateral agreement or performance guarantee, whether financial or otherwise, with respect to a contract or other obligation, including, without limitation, any escrow, performance bond or letter of credit.

“Debt to Capitalization Ratio” means, for any period, the ratio of the Indebtedness of the Company and its Subsidiaries on a consolidated basis to Consolidated Capitalization.

“Default” shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the 2009 Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01 as the Depositary with respect to the 2009 Notes, and any and all successors thereto appointed as Depositary hereunder.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the Holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the latest date on which any of the 2009 Notes matures. The amount of Disqualified Stock deemed to be outstanding at any time for purposes hereof shall be equal to the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” means the Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” means any event specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall mean Wells Fargo Bank, National Association.

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Company.

“Fiscal Year” means the fiscal year of the Company ending December 31, or any other fiscal year designated from time to time in writing by the Company to the Trustee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means the net obligations of the Company or any Subsidiary under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rate risk; and

(3) other agreements or arrangements designed to protect the Company or any Subsidiary against fluctuations in currency exchange rates or fluctuations in the prices of commodities which are inputs to or products of the Facilities, including without limitation any gas or electric price protection arrangements.

“Holder,” “Security Holder” or “Owner” as applied to any 2009 Notes, or other similar terms, shall mean any Person in whose name at the time a particular 2009 Note is registered on the 2009 Notes register.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

(1) in respect of borrowed money;

(2) evidenced by bonds, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof or guarantees thereof;

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing or entered into in connection with any Hedging Obligations,

if and to the extent any of the preceding items (other than guarantees, letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of and premium (if any) on the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such asset at such date of determination, and

(B) the amount of such Indebtedness of such other Persons.

“Indemnitees” shall have the meaning set forth in Section 9.05.

“Indenture” shall have the meaning set forth in the recitals hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Certificate through a Participant.

“Interest Payment Date” shall mean the dates on which interest on the 2009 Notes is payable.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business. If the Company or any of the

Company’s Subsidiaries sells or otherwise disposes of any Equity Interests of any of the Company’s direct or indirect Subsidiaries such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of. The acquisition by the Company or any of the Company’s Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in the indenture, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance and delivery of any 2009 Notes.

“IRS” means the Internal Revenue Service.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease that constitutes a security interest.

“Losses” shall have the meaning set forth in Section 9.05.

“Mandatory Conversion” shall have the meaning set forth in Section 3.04.

“Mandatory Conversion Date” shall have the meaning set forth in Section 3.04.

“Mandatory Redemption in Lieu of Mandatory Conversion” shall have the meaning set forth in Section 4.03.

“Mandatory Redemption Upon Certain Sales of Assets or Certain Sale and Leaseback Transaction” shall have the meaning set forth in Section 4.02.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means the net income (loss) of the Company determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (A) any Asset Sale; or (B) the disposition of any securities by the Company or any of its Subsidiaries or the extinguishment of any Indebtedness of the Company or any of its Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Notice of Default” means a written notice given to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in the aggregate principal amount of the 2009 Notes then outstanding stating that a default has occurred and is continuing.

“Obligations” means any principal, interest, premium, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee.

“outstanding,” when used with reference to 2009 Notes, shall mean, as of any particular time, all 2009 Notes authenticated and delivered by the Trustee under this Supplemental Indenture, except:

(a) 2009 Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) 2009 Notes, or portions thereof, for the payment, or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that if such 2009 Notes are to be redeemed, as the case may be, prior to the maturity thereof, notice of such redemption shall have been given, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) 2009 Notes in lieu of which, or in substitution for which, other 2009 Notes shall have been authenticated and delivered unless proof satisfactory to the Trustee is presented that any such 2009 Notes are held by bona fide Holders in due course; and

(d) 2009 Notes converted into Common Stock and 2009 Notes deemed not outstanding.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means the businesses of developing, construction, owning and/or operating facilities for the production of gas, electricity, energy, potentially tradeable environmental attributes, such as renewable energy credits and carbon sequestration credits and other valuable by-products from renewable sources and providing related services and products in the energy market and any businesses or activities incidental or reasonably related thereto or in support thereof, and such other business as would not be material to the Company and its Subsidiaries, taken as a whole.

“Permitted Debt” shall have the meaning set forth in Section 6.08.

“Permitted Investment” means

(1) any Investment in the Company or in a Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Subsidiary in a Person, if as a result of such Investment:

(A) such Person becomes a Subsidiary; or

(B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by or entered into in connection with Hedging Obligations;

(8) any Investment acquired by the Company or any of its Subsidiaries on account of any claim against, or interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by the Company or any of its Subsidiaries with respect to any claim against any other Person;

(9) repurchases of the 2009 Notes or pari passu Indebtedness;

(10) any Investments arising in connection with, relating to or in furtherance of any Project Finance Transaction;

(11) payment of consolidated taxes;

(12) receivables owing to the Company or a Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary deems reasonable under the circumstances; and

(13) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding not in excess of the Asset Percentage.

“Permitted Liens” means:

(1) Liens securing any Permitted Debt, including, without limitation, Liens granted by the Company or any of its Subsidiaries, or otherwise arising in connection with, a Project Finance Transaction;

(2) Liens on assets of a Subsidiary in existence on the date on which such Person becomes a Subsidiary;

(3) Liens securing obligations under sale leaseback transactions permitted by the covenant described above covering only the assets subject to such transaction;

(4) Liens in favor of the Company or its Subsidiary;

(5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(6) Liens imposed by or arising under law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(7) survey exceptions, encumbrances, easements or reservations, including those for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, mineral reservations and rights and leases, zoning restrictions and other restrictions as to the use of real property;

(8) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture if such Permitted Refinancing Indebtedness is incurred by the same obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (except as provided in the proviso in clause (4) of the definition of Permitted Refinancing Indebtedness);

provided, however, that:

(A) the new Lien shall be limited to all or part of the same categories of property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof), and

(B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement and (iii) any protective advances with respect to the property and assets that secure such Permitted Refinancing Indebtedness;

(9) financing statements (including precautionary statements) filed in connection with a Capital Lease Obligation or an operating lease, in each case, not prohibited hereunder; provided that no such financing statement extends to, covers or refers to as collateral, any property or assets of the Company’s or of a Subsidiary, other than the property or assets which are subject to such Capital Lease Obligation or such operating lease;

(10) Liens arising out of or in connection with any judgment that does not constitute an Event of Default or in connection with any litigation or other legal proceeding as to which an appeal to contest or review is timely commenced in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided that any right to levy, seizure, attachment, sequestration, foreclosure or garnishment of any property and assets of the Company’s or of a Subsidiary thereof arising out of or in connection with any such Lien has been and continues to be enjoined or effectively stayed;

(11) inchoate statutory Liens arising under ERISA;

(12) Liens (A) on cash and short-term investments (i) deposited by the Company or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by the Company or any of its Subsidiaries, in the case of clause (i) or (ii), to secure obligations with respect to (a) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (b) interest rate, commodity price, or currency rate management contracts or derivatives and (B) encumbering assets other than accounts or receivables arising out of contracts or agreements relating to the generation, distribution or transmission of energy; provided that all such agreements or contracts are entered into in the ordinary course of business;

(13) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights, contractual rights of setoff or netting arrangements entered into in the ordinary course of business and similar rights with respect to deposit accounts, commodity accounts and/or securities accounts;

(14) pledges and deposits to secure the payment of worker’s compensation, unemployment insurance, social security benefits or obligations under similar laws, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements), reimbursement or indemnity obligations arising out of surety, performance, or other similar bonds, and other obligations of a like nature, in each case incurred in the ordinary course of business;

(15) Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person’s obligations to such counterparty under such netting agreement; provided, that any such agreements and netting agreements are entered into in the ordinary course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

(16) Liens created in connection with the indemnity and contribution obligations in favor of underwriters or note purchasers in connection with the notes;

(17) Liens incurred in the ordinary course of business securing obligations that in the aggregate at any one time outstanding do not exceed the Asset Percentage;

(18) Liens securing any working capital line of credit required by the terms of any Project Finance Transaction; and

(19) Liens granted in support of any Hedging Obligations.

“Permitted Prior Liens” means (1) Liens described in clauses (2), (3), (4), (5), (6), (7), (9), (12), (13), (14), (15) (16) and (18) of the definition of “Permitted Liens,” (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition and (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law, to priority over the security interests created by the security documents.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, costs and fees and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) if incurred by the Company, such Indebtedness may be guaranteed by the Subsidiaries.

“Permitted Uses of Proceeds” means costs and expenses associated with the construction and operation of projects being developed, constructed or operated by any Subsidiary, which costs and expenses may include, without limitation, costs of materials, equipment and labor, debt service, license fees which may become due to Danish Biogas Technology, A.S., operations and maintenance costs, and reimbursement of the Company or its Affiliates of equity contributions, subordinate debt or other project-related expenses advanced by the Company or such Affiliates in anticipation of receipt of the proceeds of any offering of the 2009 Notes. In addition, the 2009 Notes may be issued hereunder from time to time directly to third parties as payment for any of the foregoing costs and expenses, upon authentication of such 2009 Notes in accordance with Section 2.04 of the Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Project Finance Transaction” means a debt, equity or other financing agreement or arrangement, including, without limitation, any financing or capital lease or sale and leaseback transaction, entered into for the principal purpose of financing the development, construction or operation of any facility in furtherance of the Permitted Businesses, including working capital therefor, and any agreement or arrangement entered into by, between or among the Company, any of its Subsidiaries or any other person in connection therewith or in furtherance thereof.

“Responsible Officer” shall mean, when used with respect to the Trustee, any trust officer, assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Supplemental Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Supplemental Indenture” or “indenture supplemental hereto” means any indenture amending or supplementing this Indenture which may be entered into in accordance with the provisions of this Indenture.

“Tangible Assets” means, as of any date with respect to a Subsidiary the tangible assets of that Subsidiary, and with respect to the Company, the combined tangible assets of the Company and the Subsidiaries, in each case as determined in accordance with GAAP.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Supplemental Indenture was executed.

“Trustee” means Wells Fargo Bank, National Association and its successors and any corporation or association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Voluntary Conversion” shall have the meaning set forth in Section 3.01.

“Voluntary Conversion Date” shall have the meaning set forth in Section 3.01.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Ziegler” means Ziegler Capital Markets, a division of B.C. Ziegler and Company.

ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND

EXCHANGE OF THE 2009 CONVERTIBLE NOTES

Section 2.01 Designation and Terms of 2009 Convertible Notes

(a) Global Certificates. Beginning on March 12, 2009, the Company shall issue and deliver to the Trustee the 2009 Notes in the form of one or more global certificates substantially in the form attached as Exhibit B hereto (collectively, the “Global Certificates”), in each case with appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of the Commission or as may, consistently herewith, be determined by the Company. As long as the 2009 Notes remain outstanding in book-entry form, the Trustee shall hold such Global Certificates as custodian for the Depositary. The Company initially appoints DTC to act as Depositary with respect to the Global Certificates. Each Global Certificate will represent such of the outstanding 2009 Notes as will be specified therein and each Global Certificate shall provide that it represents the aggregate principal amount of outstanding 2009 Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding 2009 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect conversions and redemptions. Any endorsement of a Global Certificate to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding 2009 Notes represented thereby will be made by the Trustee or the Depositary, at the direction of the Company, in accordance with Section 2.03(c).

(b) In connection with the issuance of the 2009 Notes, the following conditions are established:

(1) the title of the 2009 Notes is the 14% Convertible Notes due January 1, 2014;

(2) the maximum aggregate original principal amount of the 2009 Notes is $53,000,000;

(3) the 2009 Notes will mature on January 1, 2014;

(4) the 2009 Notes will bear interest at the rate of 14% per year;

(5) the interest on the 2009 Notes will be calculated on the basis of a 360-day year of twelve 30-day months;

(6) the interest on the 2009 Notes will be payable January 1 and July 1 of each year commencing July 1, 2009, and on any date the principal of the 2009 Notes is paid, including at maturity or if such day is not a business day, the immediately succeeding business day, and on any conversion date applicable to the 2009 Notes, each of which is referred to as an Interest Payment Date;

(7) interest will be paid to Holders of the 2009 Notes who are Holders of record at the close of business on the preceding December 15, for payment on January 1, or June 15, for payment on July 1 (each such date, a “Record Date”), except as provided in Section 2.01(c);

(8) the 2009 Notes are convertible into shares of the Company’s Common Stock as set forth in Article III;

(9) the 2009 Notes are subject to redemption as set forth in Article IV;

(10) the 2009 Notes shall be issuable in denominations of five thousand U.S. dollars ($5,000) or in whole multiples of $1,000 in excess thereof; and

(11) the proceeds from the issuance and sale of the 2009 Notes by the Company will be used only for Permitted Uses of Proceeds.

(c) In connection with the payment of interest to Holders of record at the close of business on the preceding December 15, for payment on January 1, or June 15, for payment on July 1, of the 2009 Notes, the following exceptions apply:

(1) if a Holder converts the 2009 Notes prior to a record date for an interest payment, the Company will pay such Holder interest accrued through the conversion date;

(2) if a Holder converts the 2009 Notes after a record date for an interest payment but prior to an Interest Payment Date, such Holder shall receive accrued interest through such Interest Payment Date; provided, however, that such Holder shall pay an amount equal to the interest that accrued between the conversion date and the related Interest Payment Date at the time that such 2009 Notes are surrendered for conversion; and

(3) if the Company elects to redeem the 2009 Notes after a record date but on or prior to the corresponding Interest Payment Date, the Company shall pay the Holder accrued interest on the 2009 Notes being redeemed to, but not including, the redemption date.

(d) The Holder of any 2009 Note shall have the right, subject to the terms of this Supplemental Indenture and the limitations applicable to global securities as set forth herein and in the Indenture, including, without limitation, Section 2.11 thereof, to exchange such 2009 Note for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. To exchange any 2009 Note, the Holder of such 2009 Note may present such 2009 Note at the office of the security registrar or at the office of any transfer agent designated for this purpose. The Company will not require any payment for any exchange, but may require payment of any taxes or other governmental charges.

Section 2.02 Execution and Authentication of the 2009 Notes.

The 2009 Notes shall be executed and authenticated in accordance with the provisions of Section 2.04 of the Indenture.

Section 2.03 Transfer and Exchange.

(a) Transfer and Exchange of Global Certificates. A Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Certificates may be exchanged or replaced, in whole or in part, as provided in Section 2.04. Every 2009 Note authenticated and delivered in exchange for, or in lieu of, a Global Certificate or any portion thereof, pursuant to this Section 2.03 or Section 2.04, shall be authenticated and delivered in the form of, and shall be, a Global Certificate. A Global Certificate may not be exchanged for another 2009 Note other than as provided in this Section 2.03(a); however, beneficial interests in a Global Certificate may be transferred and exchanged as provided in Section 2.03(b).

(b) Transfer and Exchange of Beneficial Interests in the Global Certificates. The transfer and exchange of beneficial interests in a Global Certificate will be effected in book entry form only through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Neither the Company, the Trustee, nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Transfers of beneficial interests in a Global Certificate also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Certificate. Beneficial interests in any Global Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Certificate. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.03(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Certificates. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.03(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both: (a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Certificate in an amount equal to the beneficial interest to be transferred or exchanged; and (b) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(c) Cancellation and/or Adjustment of Global Certificates. At such time as all beneficial interests in a particular Global Certificate have been redeemed, repurchased or canceled in whole and not in part, each such Global Certificate will be returned to or retained and canceled by the Trustee in accordance with Section 2.05. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate, the principal amount of 2009 Notes represented by such Global Certificate will be reduced accordingly and an endorsement will be made on such Global Certificate by the Trustee or by the Depositary at the direction of the Company to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Certificate, such other Global Certificate will be increased accordingly and an endorsement will be made on such Global Certificate by the Trustee or by the Depositary at the direction of the Company to reflect such increase.

(d) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute, and the Trustee will authenticate, Global Certificates in accordance with Section 2.04 of the Indenture or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Certificate for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

(3) The Registrar will not be required to register the transfer of or exchange of any 2009 Note selected for redemption in whole or in part, except the unredeemed portion of any 2009 Note being redeemed in part.

(4) All Global Certificates issued upon any registration of transfer or exchange of Global Certificates will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture and this Supplemental Indenture, as the Global Certificates surrendered upon such registration of transfer or exchange.

(5) Prior to due presentment for the registration of a transfer of any 2009 Note, the Trustee, the Company and agent of the Company may deem and treat the Person in whose name any 2009 Note is registered as the absolute owner of such 2009 Note for the purpose of receiving payment of principal of and interest on such 2009 Notes and for all other purposes, and none of the Trustee, the Company or the agent of the Company shall be affected by notice to the contrary.

(6) The Trustee will authenticate the Global Certificates in accordance with the provisions of Section 2.04 of the Indenture.

(7) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.03 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.04 Replacement Notes.

If any mutilated 2009 Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any 2009 Note, the Company will issue and the Trustee, upon receipt of an order for authentication in accordance with Section 2.04 of the Indenture, will authenticate a replacement 2009 Note. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, and any agent from any loss that any of them may suffer if a 2009 Note is replaced. The Company may charge for their expenses in replacing a 2009 Note. Every replacement 2009 Note is an additional obligation of the Company and will be entitled to all of the benefits of the Indenture and this Supplemental Indenture equally and proportionately with all other 2009 Notes duly issued hereunder.

Section 2.05 Cancellation.

The Company at any time may deliver the 2009 Notes to the Trustee for cancellation. The Registrar and the paying agent will forward to the Trustee any 2009 Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all 2009 Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled 2009 Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled 2009 Notes will be delivered to the Company. The Company may not issue new 2009 Notes to replace 2009 Notes that they have paid or that have been delivered to the Trustee for cancellation.

ARTICLE III

CONVERSION OF 2009 NOTES

Section 3.01 Voluntary Conversion

(a) Subject to and upon compliance with the provisions of this Supplemental Indenture, the Holder of any 2009 Note shall have the right, at the option of the Holder, at any time, to convert the principal amount of any such 2009 Note into that number of fully paid and non-assessable shares of Common Stock as determined by dividing the principal amount by the applicable Conversion Price (a “Voluntary Conversion”) as set forth in Section 3.02. Holders may effect a Voluntary Conversion in principal amounts of $5,000 of the 2009 Notes and multiples of $1,000 in excess thereof at the applicable Conversion Price, as set forth in Section 3.02. Holders may effect such Voluntary Conversion by delivering to the Exchange Agent, or its designee, through the broker or bank through which such Holder holds its interest in the 2009 Notes, a duly signed and completed irrevocable notice of conversion, a form of which is attached as Exhibit A, and such other documents as the Exchange Agent or its designee may reasonably require, all of which must be delivered to the Exchange Agent no less than five business days prior to the indicated Voluntary Conversion Date. A Holder of 2009 Notes is not entitled to any rights of a Holder of Common Stock until such Holder has converted such Holder’s 2009 Notes to Common Stock, and only to the extent such 2009 Notes are deemed to have been converted to Common Stock under this Article III.

(b) Each 2009 Note surrendered for conversion shall be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or the duly authorized attorney of the Holder. If unspecified in the notice of conversion, then the conversion date for a Voluntary Conversion (the “Voluntary Conversion Date”) is the date following the date on which the duly signed and completed irrevocable notice of conversion and all other required documents are delivered.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, but no later than three business days after the Voluntary Conversion Date, American Stock Transfer & Trust Company, LLC, as the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction will issue and deliver the number of full shares of the Company’s Common Stock issuable upon conversion, together with any cash payment for fractional shares based on the market price of the Company’s Common Stock on the last business day before the Voluntary Conversion Date.

The Company’s Common Stock issued upon conversion of the 2009 Notes will be credited to the account of the Holder of the 2009 Notes that have been converted. Such Holder will not be required to pay any stamp, transfer, documentary or similar taxes or duties upon conversion.

Section 3.02 The Conversion Price

(a) The number of whole shares of Common Stock to be issued upon any Voluntary Conversion shall be determined by dividing the principal amount of the 2009 Notes to be converted by the applicable Conversion Price set forth below:

Conversion Date	Conversion Price
From the Issue Date through December 31, 2009	$5.40
From January 1, 2010 through December 31, 2010	$6.35
From January 1, 2011 through December 31, 2011	$7.65
From January 1, 2012 through December 31, 2012	$9.75
From January 1, 2013 through December 31, 2013	$11.00

Section 3.03 Adjustment of Conversion Price

If (i) the Company dividends or distributes shares of Common Stock to the Holders of the Common Stock; (ii) the Company splits, subdivides or combines the Common Stock or (iii) the Company reclassifies or recapitalizes the Common Stock, the Conversion Price shall be proportionately increased or decreased.

Section 3.04 Mandatory Conversion

(a) At any time after the third anniversary of the date of the first issuance of the 2009 Notes, the Company may require the Holders to convert all, but not part, of the 2009 Notes into shares of Common Stock on any date after less than 20% of the aggregate principal amount of the 2009 Notes originally issued remains outstanding (a “Mandatory Conversion”). The number of whole shares of the Company’s Common Stock to be issued in connection with a Mandatory Conversion will be determined by dividing the principal amount of the 2009 Notes being converted by the applicable Conversion Price then in effect.

(b) To effect the Mandatory Conversion, the Company will send a notice of Mandatory Conversion to the Trustee, the Exchange Agent and the Transfer Agent not less than 40 days nor more than 60 days prior to the date fixed for Mandatory Conversion, and the Trustee will send notice of the date fixed for Mandatory Conversion (the “Mandatory Conversion Date”) to the Holders of all 2009 Notes to be converted not less than 30 days prior to such date.

(c) As promptly as practicable on or after the Mandatory Conversion Date, but no later than three business days after such date, the Company will issue and deliver to the Exchange Agent or, at the Company’s election, to the Holders whose 2009 Notes have been converted, the number of full shares of the Company’s Common Stock issuable upon conversion, together with any cash payment for fractional shares based on the market price of the Company’s Common Stock on the last business day before the Mandatory Conversion Date. Holders will not be required to pay any stamp, transfer, documentary or similar taxes or duties upon conversion.

Section 3.05 Effect of Conversion upon Interest Payments

Upon any conversion of the 2009 Notes, any accrued and unpaid interest will be paid through the Depositary, who will then credit Participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from the Trustee. If a Holder of 2009 Notes converts after a Record Date for an interest payment but prior to the corresponding Interest Payment Date, the Holder of the 2009 Notes as of the Record Date will receive on that Interest Payment Date accrued interest on those notes through the Interest Payment Date, notwithstanding the conversion of such 2009 Notes prior to that Interest Payment Date, because the Holder will have been the Holder of record on the corresponding Record Date. However, at the time that the Holder surrenders the 2009 Notes for conversion, the Holder must pay to the Company an amount equal to the interest that has accrued between the Conversion Date and the related Interest Payment Date.

Section 3.06 Responsibility of Trustee

The Trustee and the Exchange Agent shall not at any time be under any duty or responsibility to any Holder of the 2009 Notes to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any other supplemental indenture provided to be employed, in making the same. The Trustee, the Exchange Agent, and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any 2009 Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any 2009 Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Section 3.07 Limitation on Conversion

Holders of the 2009 Notes may not convert such notes to the extent that, as a result of such conversion, such Holder, together with its Affiliates, would beneficially own a number of shares of the Company’s Common Stock in excess of 19.99% of the number of shares of the Company’s Common Stock outstanding immediately prior to such conversion, or would hold more than 19.99% of the voting power of all shares of the Company’s capital stock outstanding immediately prior to such conversion.

ARTICLE IV

REDEMPTION OR TENDER OF THE 2009 CONVERTIBLE NOTES

Section 4.01 Optional Redemption

At any time after the third anniversary of the date of first issuance of the 2009 Notes, the Company has the right to redeem, in whole or in part (and, if in part, by lot), the 2009 Notes at a redemption price equal to 110% of the principal amount of the 2009 Notes to be redeemed plus accrued interest through the business day prior to the redemption date, provided that the Company’s Common Stock has traded at a volume weighted average price of at least $6.40 per share for the 45-day period ending on the date immediately prior to the date on which the Company gives written notice to the Trustee of such redemption. Such determination shall be made by the Company and the Trustee may rely upon such determination without investigation. Such redemption will be made on not less than 30 nor more than 60 days after notice of redemption is given to the owners of the 2009 Notes.

Section 4.02 Mandatory Redemption upon Certain Sales of Assets or certain Sale and Leaseback Transactions

The 2009 Notes are subject to redemption, in whole or in part (and if in part, by lot) at a redemption price equal to 100% of the principal amount of the 2009 Notes to be redeemed plus accrued interest through the day prior to the redemption date, to the extent that the Company or a Subsidiary engages in an Asset Sale pursuant to Section 6.14 or certain sale and leaseback transaction pursuant to Section 6.11 and the net proceeds of such Asset Sale or sale and leaseback transaction are not reinvested in a Permitted Business within two years of the receipt thereof (a “Mandatory Redemption Upon Certain Sales of Assets or Certain Sale and Leaseback Transaction”). Such redemption will be made not less than 30 nor more than 60 days after the notice of redemption is given to the Holders of the 2009 Notes. The Company shall direct the Trustee in writing to call the 2009 Notes for mandatory redemption not less than 45 days prior to the redemption date.

Section 4.03 Mandatory Redemption in Lieu of Mandatory Conversion

Holders of the 2009 Notes that have been selected for Mandatory Conversion may, in lieu of such Mandatory Conversion, require the Company to redeem such 2009 Notes on the Mandatory Conversion Date at a redemption price equal to 110% of the principal amount of such 2009 Notes plus accrued interest through the business day prior to the Mandatory Conversion Date (a “Mandatory Redemption in Lieu of Mandatory Conversion”). To exercise this right, the Holder must, following receipt of the notice of Mandatory Conversion but not less than ten days prior to the Mandatory Conversion Date, through the broker or bank through which the Holder holds its beneficial interest, instruct the Exchange Agent in writing to notify the Trustee in writing of its election of Mandatory Redemption in Lieu of Mandatory Conversion.

Section 4.04 Repurchase upon Change in Control

Upon the acquisition by a Person or group of Persons acting in concert (other than a company whose shareholders are or are to consist substantially of existing shareholders of the Company) of a majority of the voting shares (including warrants or rights to purchase or exchange for voting shares) of the Company, referred to as a “Change in Control,” the Holders of the 2009 Notes will have the right, but not the obligation, to require the Company to repurchase, and the Company will have the right, but not the obligation, to require the Holders of the 2009 Notes to sell to the Company, all or any portion of the 2009 Notes at the purchase price set forth below, plus accrued and unpaid interest through the business day prior to the purchase date to the Holders of record of the 2009 Notes on the purchase date.

Period	Purchase Price as Percentage of Principal
From the Issue Date to January 1, 2010	110%
From January 2, 2010 to maturity	115%

The Company must give written notice to the Holders of the 2009 Notes not less than ten business days after the date of the Change in Control transaction and the Company must state in that notice if it intends to require the Holders of the 2009 Notes to sell such 2009 Notes to the Company and, if so, what portion of the 2009 Notes the Company desires to purchase. In the event that such notice indicates the Company’s intention to purchase 2009 Notes, then the purchase date for such 2009 Notes will be the twentieth business day following the date of such notice. If the Company does not exercise its right to require the Holders of the 2009 Notes to sell all of the 2009 Notes held by them, then such Holders may exercise their right to require the Company to repurchase their 2009 Notes by giving the Company written notice no later than ten business days after the date of the Company’s written notice described above, indicating the portion of such 2009 Notes that the Company has not already indicated its intention to purchase which the Holders will require the Company to purchase. The purchase date for such 2009 Notes will be the twentieth business day following the date of the Company’s original notice.

In no event will any purchase of 2009 Notes be effected pursuant to this Section 4.04 subsequent to the maturity date of the 2009 Notes.

Section 4.05 Effect of Redemption upon Interest Payments

The Company will pay interest to a person other than the Holder of record on the Record Date if it elects to redeem the 2009 Notes on a date that is after a Record Date but on or prior to the corresponding Interest Payment Date. In such an instance, the Company will pay accrued interest on the 2009 Notes being redeemed until, but not including, the redemption date to the same person to whom the Company will pay the principal of those 2009 Notes.

ARTICLE V

FUNDS AND ACCOUNTS

Section 5.01 Establishment of Certain Accounts

The Company hereby establishes with the Trustee an account (the “Account”). The Account is pledged to the Trustee for the payment of the 2009 Notes as provided herein and held in trust for the Owners of the 2009 Notes.

Additional funds and accounts are hereby authorized to be created by other supplemental indentures so long as the creation of any such accounts does not adversely affect the status of the 2009 Notes as pari passu Indebtedness of the Company, as certified by the Company in an Officers’ Certificate delivered to the Trustee, subject to the provisions hereof.

Section 5.02 Account

The Company shall pay, or cause to be paid, to the Trustee for deposit into the Account amounts sufficient to pay, as the same become due and payable, to the Owners thereof, the principal and interest on the 2009 Notes.

Section 5.03 Monthly Statements by Trustee

The Trustee shall send the Company monthly statements of the Account and accounts established hereunder, showing the balance in each Account at the beginning and the end of each month, and a description of any deposits, withdrawals and investments made with respect to each Account during the month.

Section 5.04 Monies to be Held for All Owners

Until applied as herein provided, monies and investments held in the Account and accounts established hereunder shall be held in trust for the benefit of the Owners of all Outstanding 2009 Notes.

Section 5.05 Investment or Deposit of Funds

At the specific written direction of the Company, the Trustee shall invest moneys and investments held in the Account and accounts established hereunder in (i) governmental obligations and/or (ii) money market fund shares issued by a money market fund rated “AAAm” or “AAAm-G” or better by S&P (“Money Market Funds”), notwithstanding that (a) the Trustee or its Affiliates charges and collects fees and expenses from such funds for services rendered, (b)

the Trustee charges and collects fees and expenses for services rendered pursuant to this Supplemental Indenture, and (c) services performed for such funds and pursuant to this Supplemental Indenture may converge at any time. The Trustee and its Affiliates are expressly authorized to charge and collect all fees and expenses from such funds for services rendered to such funds in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this Supplemental Indenture. Any such investments shall mature on or before the date or dates when the amounts will be foreseeably needed for the purposes of this Supplemental Indenture. In the absence of such written direction, the Trustee shall have no duty to invest such moneys. Any such investments shall be held by or under the control of the Trustee. Any investment made in accordance with this Supplemental Indenture may be (i) executed by the Trustee or the Company with or through the Trustee or its Affiliates, and (ii) made in securities of any entities for which the Trustee or any of its Affiliates serves as distributor, advisor or other service provider.

The interest and income received upon investment of the moneys and investments held in the Account and accounts established hereunder and any profit or loss resulting from the sale of any investment shall be added or charged to such Account or accounts established hereunder.

The value of any investments held in money market funds shall be determined as of the end of each month.

The Trustee shall have no liability whatsoever for any loss, fee, tax or other charge on any investment, reinvestment, or liquidation of an investment hereunder, except as determined by a court of competent jurisdiction to have been caused by its own willful misconduct or negligence.

Although the Company recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Company hereby agrees that confirmations of permitted investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month.

ARTICLE VI

COVENANTS

Section 6.01 Payment of Principal, Premium and Interest

The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the 2009 Notes at the office of the paying agent, except that the Company may pay interest directly to the Holders at its option only if it shall have received the written consent of the Trustee. Until further notice, the Company designates the corporate trust office of the Trustee in the city of Minneapolis as the Company’s sole paying agent for such payments.

Section 6.02 Maintenance of Office or Agency

(a) The agent for accepting notices of conversion will be Wells Fargo Bank, National Association, located in New York, New York. American Stock Transfer & Trust Company, LLC, as Transfer Agent, will maintain in New York, New York an office or agency from where, at the Company’s direction, it will issue and deliver the number of full shares of Common Stock issuable upon conversion, together with any cash payment for fractional shares based on the market price of the Company’s Common Stock on the last business day before the Conversion Date.

(b) The Company hereby initially designates the Trustee as Exchange Agent, Paying Agent and Registrar, and the office or agency of the Trustee in New York, New York (which initially shall be Wells Fargo Bank, National Association, located at 45 Broadway, 14th Floor, New York, NY 10006, as to the Trustee and Exchange Agent, and 6th and Marquette Avenue, Minneapolis, MN 55479, as to the Registrar and Paying Agent) as one such office or agency of the Company for each of the aforesaid purposes.

Section 6.03 Provisions as to Paying Agent

(a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.03:

(1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the 2009 Notes (whether such sums have been paid to it by the Company or by any other obligor on the 2009 Notes) in trust for the benefit of the Holders of the 2009 Notes;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the 2009 Notes) to make any payment of the principal of and premium, if any, or interest on the 2009 Notes when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, premium, if any, or interest on the 2009 Notes, deposit with the paying agent a sum sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the paying agent by 10:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the 2009 Notes, set aside, segregate and hold in trust for the benefit of the Holders of the 2009 Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the 2009 Notes) to make any payment of the principal of, premium, if any, or interest on the 2009 Notes when the same shall become due and payable.

(c) Anything in this Section 6.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Supplemental Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 6.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums. The Company shall be responsible to pay the fees, costs and expenses of any paying agent appointed by it or the Trustee, if such party is other than the Trustee.

Section 6.04 Existence

The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 6.05 Books and Records

The Company agrees to keep accurate records and books of account in accordance with generally accepted accounting principles consistently applied and to have its financial statements examined annually by an Accountant.

Section 6.06 Insurance

The Company shall provide, or cause to be provided, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by Persons similarly situated and owning like properties, including, but not limited to, fire, public liability, business interruption, and other insurance, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts with such deductibles and by such methods as shall be determined in good faith by the Company to be appropriate.

Section 6.07 Notice of Default and Annual Compliance Certificate

The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any default or Event of Default, and shall deliver to the Trustee a statement specifying such default or Event of Default and the action the Company has taken, is taking or proposes to take with respect thereto. The Company shall deliver to the Trustee on or prior to May 1 of each year, beginning with May 1, 2009, an Officers’ Certificate stating whether or not to the best of such officers’ knowledge the signers know of any default or Event of Default that occurred during such period. If they do know of any such default or Event of Default, such Officers’ Certificate shall describe the default or Event of Default and its status.

Section 6.08 Incurrence of Indebtedness and Issuance of Disqualified Stock

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Subsidiaries may incur Indebtedness (including Acquired Debt), if the Debt to Capitalization Ratio for the Company’s most recently ended semi-annual period for which financial statements are available preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been not greater than 0.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such quarterly period.

(a) The foregoing will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company of Indebtedness under this Supplemental Indenture, as supplemented from time to time, including the 2009 Notes, in an aggregate principal amount at any one time outstanding under this clause (1), not to exceed $53 million;

(2) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries;

(3) the incurrence by the Company or any of its Subsidiaries of any other obligation pursuant to, in connection with or in furtherance of a Project Finance Transaction, including, without limitation, indebtedness incurred to satisfy draw conditions thereunder;

(4) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations, Contract Security, and related Indebtedness not for speculative purposes;

(5) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, reimbursement agreements in support of letters of credit and similar instruments, and performance and surety bonds provided by the Company or any of its Subsidiaries on the Company’s behalf in the ordinary course of business;

(6) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(7) working capital debt, not exceeding an amount equal to $10,000,000 at any time;

(8) Indebtedness of any of the Subsidiaries of the Company existing at the time it became a Subsidiary if such Indebtedness was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company;

(9) Indebtedness under an indenture, loan obligation or other arrangement to which the Company is a party and which is entered into after the date hereof, the principal amount of which does not, in the aggregate, exceed $20 million outstanding at any given time;

(10) Indebtedness existing as of the date on which the 2009 Notes are first issued; and

(11) Permitted Refinancing Indebtedness with respect to items (1) through (10) hereof.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

Section 6.09 Liens

The Company and the Subsidiaries will not, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens and Permitted Prior Liens.

Section 6.10 Loans

The Company and the Subsidiaries will not make loans or extend credit to any Person other than the Company or a Subsidiary of the Company, except:

(a) in the ordinary course of business;

(b) loans outstanding on the date the notes are first issued; or

(c) loans or credit extended to strategic partners in furtherance of the Permitted Businesses.

Section 6.11 Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Subsidiary may enter into a sale and leaseback transaction if:

(1) the Company or that Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 6.08; or

(2) the transaction represents or replaces Indebtedness incurred in connection with a Project Finance Transaction; and

(3) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction.

Section 6.12 Dividend and Other Payment Restrictions Affecting Subsidiaries

(a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or that of any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

(2) make loans or advances to the Company or any of its Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Subsidiaries.

(b) The preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(1) Applicable law, rule, regulation or order or permit;

(2) customary non-assignment provisions in contracts, agreements, leases, permits and licenses entered into or issued in the ordinary course of business;

(3) purchase money, conditional sale or similar obligations for property acquired for use in the Permitted Business and Capital Lease Obligations that impose restrictions on the property purchased or leased;

(4) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(5) Permitted Liens or Permitted Prior Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) restrictions or conditions contained in any Hedging Obligation or related credit support or trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any Subsidiary of the Company is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Company or such Subsidiary or the assets or property of any other Subsidiary;

(8) Indebtedness of a Subsidiary of the Company existing at the time it became a Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company;

(9) with respect to clauses (2) and (3) of Section 6.12(b) only, restrictions encumbering property at the time such property was acquired by the Company or any of its Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition; and

(10) restrictions or conditions contained in or relating to (i) any agreement or arrangement entered into in connection with any Project Finance Transaction, (ii) any agreement or arrangement entered into in connection with any other Permitted Debt, or (iii) any shares of the Company’s preferred stock outstanding from time to time.

Section 6.13 Application of Proceeds of Asset Sales

The Company shall, within two years of receipt of the proceeds of any Asset Sale, either (i) reinvest not less than 95% of the net proceeds (after payment or accrual of all expenses and related costs) of such Asset Sale in assets to be used in a Permitted Business or (ii) apply 100% of the net proceeds to the redemption or purchase at a price not in excess of 100% of principal amount of the 2009 Notes plus accrued interest to the date immediately prior to the date of redemption or purchase.

Section 6.14 Merger, Consolidation or Sale of Assets

The Company may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(1) either:

(A) the Company is the surviving company; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under this Indenture pursuant to a Supplemental Indenture satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

(A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(B) will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the end of the most recent semi-annual period for which financial statements are available, either (i) have a pro forma Debt to Capitalization Ratio that is at least equal to the actual Debt to Capitalization Ratio of the Company as of such date or (ii) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Capitalization Ratio test set forth in Section 6.08.

(b) The Company and its Subsidiaries may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person except as permitted under Section 6.11.

(c) Unless treated as an Asset Sale, the Company shall not permit any Subsidiary, directly or indirectly, to: (1) consolidate or merge with or into another Person (whether or not the Subsidiary is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

(1) either:

(A) the Subsidiary is the surviving company; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the Untied States, any state thereof or the District of Columbia;

(2) immediately after such transaction, no Default or Event of Default exists; and

(3) the Company:

(A) would have Consolidated Net Worth immediately after the transaction equal to or greater than the Company’s Consolidated Net Worth immediately preceding the transaction; and

(B) would, on the date of such transaction, after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the end of the most recent semi-annual period for which financial statements are available, either (i) have a pro forma Debt to Capitalization Ratio that is at least equal to the actual Debt to Capitalization Ratio as of such date or (ii) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Capitalization Ratio test set forth in Section 6.08.

(d) Notwithstanding the foregoing, (i) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any of its other Subsidiaries; and (ii) the Company may merge with an Affiliate solely for the purpose of reorganizing the company, including as a holding company, or re-forming in another jurisdiction.

Section 6.15 Subordination of Intercompany Indebtedness

The Company agrees that any intercompany Indebtedness or other intercompany receivables, intercompany payables or intercompany advances directly owed by the Company to any Subsidiary of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior indefeasible payment in cash of the 2009 Notes as they become due, except to the extent that any of the foregoing relate to a Project Finance Transaction.

Section 6.16 Transactions with Affiliates

(a) The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of 5% of Tangible Assets of any of the Parties to the Affiliate Transaction as of the end of the most recent fiscal quarter, referred to as the Asset Percentage, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the Asset Percentage, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraphs:

(1) any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business or approved by the relevant Board of Directors or equivalent governing body;

(2) transactions between or among the Company and/or its Subsidiaries;

(3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) any agreement, instrument or arrangement as in effect as of the date hereof or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders of the 2009 Notes in any material respect than the original agreement as in effect on the date hereof as determined by the Company;

(7) any pro rata distribution (including a rights offering) to all Holders of a class of Equity Interests or Indebtedness of the Company or any of its Subsidiaries, including Persons who are Affiliates of the Company or any of its Subsidiaries; and

(8) any transaction involving sales of gas, electric capacity, energy, fertilizer, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation, fuel storage, renewable energy credits and environmental attributes, on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person.

Section 6.17 Business Activities

The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole or to such extent as are incidental to or in furtherance of Permitted Businesses. The Company shall use the proceeds from the sale of the 2009 Notes only in a manner consistent with the Permitted Uses of Proceeds.

Section 6.18 Payments for Consent

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any monetary consideration to or for the benefit of any Holder of any of the 2009 Notes for or as an inducement to any consent under or waiver or amendment of any of the terms or provisions of the 2009 Notes unless such consideration is offered to be paid and is paid to all Holders of the 2009 Notes that consent.

Section 6.19 Requirements in Connection with Adoption of Stockholders’ Rights Plan

If the Company implements a stockholders’ rights plan, such stockholders’ rights plan must provide that the Holders of the 2009 Notes will receive the rights upon conversion of the 2009 Notes, whether or not such rights are separated from the Common Stock prior to conversion.

Section 6.20 Further Instruments and Acts

Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

Section 6.21 Use of Proceeds

The proceeds from the issuance and sale of the 2009 Notes by the Company will be used only for the Permitted Uses of Proceeds.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee (a) on each regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of 2009 Notes as of such regular Record Date, provided that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished for any series of 2009 Notes for which the Trustee shall be the Registrar.

Section 7.02 Preservation of Information; Communications With Holders

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of 2009 Notes contained in the most recent list furnished to it as provided in Section 7.01 and as to the names and addresses of Holders of 2009 Notes received by the Trustee in its capacity as Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(c) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the 2009 Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of the Trust Indenture Act Section 312(c).

Section 7.03 Reports by the Company

(a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The availability of such reports via the Commission’s IDEA electronic filing system shall be deemed delivery to the Trustee pursuant to this Section 7.03(a).

(b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Supplemental Indenture as may be required from time to time by such rules and regulations.

(c) The Company covenants and agrees to furnish to the Holders of the 2009 Notes the comparable yield and, solely for tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the 2009 Notes and estimates the amount and timing of contingent interest payments and payment upon maturity on the 2009 Notes taking into account the fair market value of the Common Stock that might be paid upon a conversion of the 2009 Notes.

(d) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable overnight delivery service that provides for evidence of receipt, to the Holders, as their names and addresses appear upon the 2009 Notes register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a), (b) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Notwithstanding the foregoing, the Company shall not be required to mail to the Holders any document or report, or any information included in any document or report, which is available via the Commission’s IDEA electronic filing system.

Section 7.04 Reports by the Trustee

(a) On or before March 31 in each year in which any of the 2009 Notes are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the 2009 Notes register, a brief report dated as of the preceding December 31, if and to the extent required under Section 313(a) of the Trust Indenture Act.

(b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

(c) If an Event of Default occurs and is continuing and the Trustee receives actual notice of such Event of Default, the Trustee shall mail to each Holder notice of the uncured Event of Default within 90 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of, or interest on, any 2009 Notes, or in the payment of any sinking or purchase fund installment, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holder.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default

In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of the principal of and premium, if any, on any of the 2009 Notes as and when the same shall become due and payable; or

(b) default in the payment of interest upon any of the 2009 Notes for thirty days after the date on which the same shall have become due and payable; or

(c) failure on the part of the Company duly to observe or perform any other of the covenants on the part of the Company in the 2009 Notes or in this Supplemental Indenture (other than a covenant default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and the continuance of such failure for a period of 45 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities at the time outstanding determined; or

(d) failure on the part of the Company or any Subsidiary to make any payment at maturity, including any applicable grace periods, in respect of Indebtedness of, or guaranteed or assumed by, the Company or any Subsidiary, in a principal amount then outstanding in excess of U.S. $1,000,000, and the continuance of such failure for a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the 2009 Notes then outstanding, a written notice specifying such default and requiring the Company to cause such default to be cured or waived and stating that such notice is a “Notice of Default” hereunder; or

(e) default on the part of the Company or any Subsidiary with respect to any Indebtedness of, or guaranteed or assumed by, the Company or any Subsidiary, which default results in the acceleration of Indebtedness in a principal amount then outstanding in excess of U.S. $1,000,000, and such Indebtedness shall not have been discharged or such acceleration shall not have been rescinded or annulled for a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the 2009 Notes then outstanding, a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(f) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(g) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 8.01(f) or Section 8.01(g) with respect to the Company), unless the principal of all of the 2009 Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the 2009 Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by 2009 Notes Holders), may declare the principal of and premium, if any, on all the 2009 Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Supplemental Indenture or in the 2009 Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(f) or Section 8.01(g) occurs and is continuing with respect to the Company, the principal of all the 2009 Notes and the interest accrued thereon shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the 2009 Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all 2009 Notes and the principal of and premium, if any, on any and all 2009 Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the 2009 Notes, to the date of such payment or deposit) and amounts due to the Trustee, and if any and all defaults under this Supplemental Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on the 2009 Notes which shall have become due by acceleration, shall have been cured or waived, then and in every such case the Holders of a majority in aggregate principal amount of the 2009 Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any default or Event of Default and shall deliver to the Trustee a statement specifying such default or Event of Default and the action the Company has taken, is taking or proposes to take with respect thereto.

In case the Trustee shall have proceeded to enforce any right under this Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of 2009 Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of 2009 Notes, and the Trustee shall continue as though no such proceeding had been instituted.

Section 8.02 Payments of 2009 Notes on Default

The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest upon any of the 2009 Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the 2009 Notes as and when the same shall have become due and payable, whether at maturity of the 2009 Notes or in connection with any redemption, by declaration under this Supplemental Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the 2009 Notes, the whole amount that then shall have become due and payable on all such 2009 Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the 2009 Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the 2009 Notes to the registered Holders, whether or not the 2009 Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the 2009 Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the 2009 Notes wherever situated the monies adjudged or decreed to be payable.

In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the 2009 Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the 2009 Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the 2009 Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the 2009 Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee and of Holders allowed in such judicial proceedings relative to the Company or any other obligor on the 2009 Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements, including agents and counsel fees incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the 2009 Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Supplemental Indenture, or under any of the 2009 Notes, may be enforced by the Trustee without the possession of any of the 2009 Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the 2009 Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the 2009 Notes, and it shall not be necessary to make any Holders of the 2009 Notes parties to any such proceedings.

Section 8.03 Application of Monies Collected by Trustee

Any monies collected by the Trustee pursuant to this Article VIII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several 2009 Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 8.02;

Second: In case the principal of the outstanding 2009 Notes shall not have become due and be unpaid, to the payment of interest on the 2009 Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the 2009 Notes, such payments to be made ratably to the Persons entitled thereto;

Third: In case the principal of the outstanding 2009 Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the 2009 Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the 2009 Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the 2009 Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any 2009 Note over any other 2009 Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

Fourth: To the payment of the remainder, if any, to the Company.

Section 8.04 Proceedings by Holders

No Holder of the 2009 Notes shall have any right by virtue of or by availing of any provision of this Supplemental Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Supplemental Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the 2009 Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee indemnity or security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee ; it being understood and intended, and being expressly covenanted by the Holder of every 2009 Note with every other Holder and the Trustee, that no one or more Holders of the 2009 Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Supplemental Indenture to affect, disturb or prejudice the rights of any other Holder of the 2009 Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Supplemental Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the 2009 Notes (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Supplemental Indenture and any provision of any 2009 Note, the right of any Holder of any of the 2009 Notes to receive payment of the principal of and premium, if any, and interest on such 2009 Notes, on or after the respective due dates expressed in such 2009 Notes, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Anything in this Supplemental Indenture or the 2009 Notes to the contrary notwithstanding, the Holder of any of the 2009 Notes, without the consent of either the Trustee or the Holder of any other 2009 Note, in the Holder’s own behalf and for the Holder’s own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, the Holder’s rights of conversion as provided herein.

Section 8.05 Proceedings by Trustee

In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Supplemental Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 8.06 Remedies Cumulative and Continuing

All powers and remedies given by this Section 8.06 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the 2009 Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Supplemental Indenture, and no delay or omission of the Trustee or of any Holder of any of the 2009 Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and every power and remedy given by this Section 8.06 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 8.07 Direction of Proceedings and Waiver of Defaults by Majority of 2009 Notes Holders

The Holders of a majority in aggregate principal amount of the 2009 Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Supplemental Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Holders of a majority in aggregate principal amount of the 2009 Notes at the time outstanding may on behalf of the Holders of all of the 2009 Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the 2009 Notes when due, (ii) a failure by the Company to convert any 2009 Notes into Common Stock or (iii) a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holders of all 2009 Notes then outstanding. Upon any such waiver the Company, the Trustee and the Holders of the 2009 Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the 2009 Notes and this Supplemental Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 8.08 Notice of Defaults

The Trustee shall, within 90 days after receiving notice of the occurrence of a default, mail to all 2009 Notes Holders, as the names and addresses of such Holders appear upon the 2009 Notes register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the 2009 Notes, including without limiting the generality of the foregoing any default in the payment of any amount due in connection with any redemption of 2009 Notes, then in any such event the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interests of the 2009 Notes Holders.

Section 8.09 Undertaking to Pay Costs

All parties to this Supplemental Indenture agree, and each Holder of any 2009 Notes by the Holder’s acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Supplemental Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 8.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the 2009 Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest on any 2009 Note (including, but not limited to, the redemption price with respect to the 2009 Notes being redeemed as provided in this Supplemental Indenture) on or after the due date expressed in such 2009 Notes or to any suit for the enforcement of the right to convert any 2009 Notes.

Section 8.10 Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any 2009 Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of 2009 Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of 2009 Notes, as the case may be.

Section 8.11 Notice of Default and Compliance Certificate

The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year (beginning with the fiscal year ending on December 31, 2008) an Officers’ Certificate stating whether or not to the best of such officers’ knowledge the signers know of any default or Event of Default that occurred during such period. If they do know of any such default or Event of Default, such Officers’ Certificate shall describe the default or Event of Default and its status.

ARTICLE IX

CONCERNING THE TRUSTEE

Section 9.01 Certain Duties and Responsibilities of Trustee

(a) The permissive rights of the Trustee to do things enumerated in this Supplemental Indenture shall not be construed as a duty.

(b) The Trustee shall not be liable with respect to any actions taken or omitted to be taken at the direction of the Holders of a majority in aggregate principal amount of the 2009 Notes outstanding permitted to be given by them under this Supplemental Indenture.

(c) The Trustee shall have no responsibility with respect to any information in any offering memorandum or other disclosure material distributed with respect to the 2009 Notes or for compliance with securities laws in connection with the issuance of the 2009 Notes.

(d) The Trustee shall not be required to give a bond or surety to act under this Supplemental Indenture.

(e) No provision of this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties.

(f) The Trustee may consult with counsel and the advice of such counsel shall be full and complete authorization and protection with respect to any action taken, suffered, or omitted by it under this Supplemental Indenture in good faith and in reliance thereon.

(g) The Trustee shall have no duty or responsibility to provide the insurance required under this Supplemental Indenture or to monitor the insuring by the Company.

(h) The Trustee shall have no duty or obligation to record or file any mortgage, financing statement, continuation statement or similar document relating to this Supplemental Indenture.

Section 9.02 Certain Rights of Trustee

(a) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, direction, consent, order, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and during regular business hours, to examine the books and records of the Company.

(b) Except as otherwise expressly provided hereunder, the Trustee shall not be required to give or furnish any notice, demand, report, reply, statement, advice or opinion to any Holder or the Company or any other Person, and the Trustee shall not incur any liability for its failure or refusal to give or furnish the same unless obligated or required to do so by express provisions hereof.

(c) In acting or omitting to act pursuant to the Supplemental Indenture, the Trustee shall be entitled to all of the rights and immunities accorded to it under this Supplemental Indenture, including but not limited to this Article IX.

Section 9.03 Trustee Not Responsible for Recitals or Issuance or Securities

The Trustee shall not be accountable for the application by the Company or the proceeds of the 2009 Notes authenticated and delivered hereunder.

Section 9.04 Reliance on Officers’ Certificate

(a) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, and any resolution shall be sufficiently evidenced by a Certificate Authority Resolution or a Certified Corporation Resolution, as applicable.

(b) Whenever in the administration of this Supplemental Indenture, the Trustee deems it desirable that a matter be proved or established before it takes, suffers or omits any action, the Trustee may rely upon an Officers’ Certificate of the Company.

Section 9.05 Compensation and Reimbursement

The Company hereby agrees to indemnify and hold the Trustee and its directors, officers, agents and employees (collectively, the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket, incidental expenses, and legal fees and expenses, including, but not limited to, fees for outside counsel and the allocated costs and expenses of in-house counsel and legal staff (“Losses”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of the Supplemental Indenture or other financing document. In addition to and not in limitation of the immediately preceding sentence, the Company also agrees to indemnify and hold the Imdemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under the documents mentioned in the previous sentence, provided that the Trustee has not acted with gross negligence or engaged in willful misconduct. The provisions of this Section 9.05 shall survive the termination of the Supplemental Indenture and the resignation or removal of the Trustee for any reason.

ARTICLE X

CONCERNING THE HOLDERS

Section 10.01 Evidence of Action by Holders

Whenever in this Supplemental Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the 2009 Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders of the 2009 Notes in Person or by agent or proxy appointed in writing.

If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such series for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding 2009 Notes of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding 2009 Notes of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 10.02 Proof of Execution by Holders

Proof of the execution of any instrument by a Holder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the 2009 Notes shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of 2009 Notes shall be proved by the Register of such 2009 Notes or by a certificate of the Registrar thereof.

(c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 10.03 Who May be Deemed Owners

Prior to the due presentment for registration of transfer of any 2009 Note, the Company, the Trustee, any paying agent and any Registrar may deem and treat the Person in whose name such 2009 Note shall be registered upon the books of the Company as the absolute owner of such 2009 Note (whether or not such 2009 Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on such 2009 Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

Section 10.04 Certain 2009 Notes Owned by Company Disregarded

In determining whether the Holders of the requisite aggregate principal amount of 2009 Notes have concurred in any direction, consent or waiver under this Supplemental Indenture, the 2009 Notes that are owned by the Company or any other obligor on the 2009 Notes or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the 2009 Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only 2009 Notes of such series that the Trustee actually knows are so owned shall be so disregarded. The 2009 Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 10.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such 2009 Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 10.05 Actions Binding on Future Holders

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the Holders of the majority or percentage in aggregate principal amount of the 2009 Notes of a particular series specified in this Indenture in connection with such action, any Holder of a 2009 Note that is shown by the evidence to be included in the 2009 Notes the Holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such 2009 Note. Except as aforesaid any such action taken by the Holder of any 2009 Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such 2009 Note, and of any 2009 Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such 2009 Note. Any action taken by the Holders of the majority or percentage in aggregate principal amount of the 2009 Notes of a particular series specified in this Supplemental Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the 2009 Notes.

ARTICLE XI

SUCCESSOR ENTITY

Section 11.01 Company May Consolidate, Etc.

Nothing contained in this Supplemental Indenture or in any of the 2009 Notes shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, however, the Company hereby covenants and agrees that, upon any such consolidation or merger (in each case, if the Company is not the survivor of such transaction), sale, conveyance, transfer or other disposition, the due and punctual payment of the principal of (premium, if any) and interest on all of the 2009 Notes of all series in accordance with the terms of each series, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to each series or established with respect to such series pursuant to Section 2.01 to be kept or performed by the Company shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property.

Section 11.02 Successor Entity Substituted

(a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor entity by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (and premium, if any) and interest on all of the 2009 Notes of all series Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the 2009 Notes pursuant to Section 2.01 to be performed by the Company with respect to each series, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the 2009 Notes.

(b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the 2009 Notes thereafter to be issued as may be appropriate.

(c) Nothing contained in this Article shall apply to limit or impose any requirements upon the consolidation or merger of any Person into the Company where the Company is the survivor of such transaction, or the acquisition by the Company, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company).

Section 11.03 Evidence of Consolidation, Etc. to Trustee

The Trustee, subject to the provisions of Section 11.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

ARTICLE XII

SATISFACTION AND DISCHARGE OF SUPPLEMENTAL INDENTURE

Section 12.01 Discharge of Supplemental Indenture

The Company may discharge its obligations under the covenants set forth in this Supplemental Indenture while the 2009 Notes remain outstanding if (i) all 2009 Notes will become due in one year or are scheduled for redemption in one year and (ii) the Company deposits sufficient funds to pay all outstanding 2009 Notes on their scheduled maturity or redemption date.

Section 12.02 Covenant Defeasance

The Company may elect to discharge its obligations under the covenants set forth in this Supplemental Indenture (other than those set forth in Sections 6.01 and 6.03 and including, without limitation, the restrictions on incurrence of indebtedness and issuance of stock, liens, sales and leaseback transactions, dividend and other payment restrictions, application of proceeds of Asset Sales, mergers, consolidation and sale of assets, subordination of intercompany indebtedness, transactions with affiliates and business activities, and the failure to comply with such covenants will no longer constitute Events of Default) by (a) irrevocably depositing in trust with the Trustee money (in U.S. dollars) or U.S. Government Obligations sufficient to pay principal of an interest on the 2009 Notes to maturity or redemption and (b) by meeting certain other conditions, including delivery to the Trustee an Opinion of Counsel stating that the deposit will not cause the Holders of the 2009 Notes to recognize gain or loss for U.S. federal income tax purposes.

Section 12.03 Deposited Monies to Be Held in Trust by Trustee

All monies deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular 2009 Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

Section 12.04 Paying Agent to Repay Monies Held

Upon the satisfaction and discharge of this Supplemental Indenture, all monies then held by any paying agent of the 2009 Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 12.05 Return of Unclaimed Monies

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on the 2009 Notes and not applied but remaining unclaimed by the Holders of the 2009 Notes for two years after the date upon which the principal of, premium, if any, or interest on such 2009 Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the 2009 Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 12.06 Reinstatement

If (i) the Trustee or the paying agent is unable to apply any money in accordance with Section 8.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding 2009 Notes so request by written notice to the Trustee, the Company’s obligations under this Supplemental Indenture and the 2009 Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 8.03; provided, however, that if the Company makes any payment of interest on or principal of any 2009 Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such 2009 Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE XIII

IMMUNITY OF INCORPORATORS, HOLDERS, OFFICERS AND DIRECTORS

Section 13.01 No Recourse

No recourse under or upon any obligation, covenant or agreement of this Supplemental Indenture, or of any 2009 Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Supplemental Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Supplemental Indenture or in any of the 2009 Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Supplemental Indenture or in any of the 2009 Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Supplemental Indenture and the issuance of such 2009 Notes.

ARTICLE XIV

MISCELLANEOUS

Section 14.01 Modification and Waiver

(a) The Trustee and the Company may, from time to time, and at any time, without the consent of the Holders of the 2009 Notes, make a modification or amendment to this Supplemental Indenture, for one or more of the following purposes:

(1) to cure any ambiguity, defect or inconsistency in this Supplemental Indenture;

(2) to comply with the terms of a sale, conveyance, transfer or other disposition of the 2009 Notes;

(3) to provide for uncertificated 2009 Notes in addition to or in place of certificated 2009 Notes;

(4) to make such changes or additions as may be necessary or desirable in connection with the issuance of 2009 Notes in transactions exempt from registration requirements of the Securities Act;

(5) to add to the covenants of the Company for the benefit of the Holders of all of the 2009 Notes or to surrender any right or power conferred upon the Company;

(6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of the 2009 Notes;

(7) to make any change that does not adversely affect the rights of any Holder of the 2009 Notes; or

(8) to provide for the issuance of and establish the form and terms and conditions of the notes, to establish the form of any certifications or to add to the rights of the Holders of the 2009 Notes.

The Company and the Trustee may not, however, modify or amend this Supplemental Indenture without the consent of the Holders of a majority in principal amount of the outstanding 2009 Notes affected if such modification or amendment would add to, delete from or revise any other provision in this Supplemental Indenture not covered by the foregoing.

(b) Furthermore, notwithstanding Section 14.01(a), the Company and the Trustee may not modify or amend this Supplemental Indenture without the consent of the Holders of each of the outstanding 2009 Notes affected if such modification or amendment would:

(1) extend the fixed maturity of the 2009 Notes;

(2) reduce the interest rate or extend the time of payment of interest on any of the 2009 Notes;

(3) reduce the principal amount or any premium of any of the 2009 Notes;

(4) reduce any amount payable upon redemption of any of the 2009 Notes;

(5) adversely change the Company’s obligation to redeem any of the 2009 Notes upon a Change in Control;

(6) adversely change the Holder’s right to institute suit for the payment of any of the 2009 Notes;

(7) change the currency in which any of the 2009 Notes are payable;

(8) adversely modify the right to convert the Notes; or

(9) reduce the percentage required to consent to modifications and amendments.

Section 14.02 Relationship of Indenture, Supplemental Indenture and Trust Indenture Act

(a) In the event of any conflict between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture shall control.

(b) If any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded by the terms of said Act, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or excluded, as the case may be.

Section 14.03 Governing Law

This Supplemental Indenture and each 2009 Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 14.04 Consent to Jurisdiction

The Company hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Supplemental Indenture and any of the 2009 Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Nothing in this Supplemental Indenture shall affect any right that the Trustee or Holder may otherwise have to bring any action or proceeding relating this Supplemental Indenture against the Company or its properties in the courts of any jurisdiction to enforce any judgment, order or process entered by such courts situate within the State of New York or to enjoin any violations hereof of for relief ancillary hereto or otherwise to collect on loans or enforce the payment of any 2009 Notes or to enforce, protect or maintain their rights and claims or for any other lawful purpose. The Company further agrees that any action or proceeding brought against the Trustee or any Holder, if brought by the Company, shall be brought only in the New York State or, to the extent permitted by law, in such Federal Court.

Section 14.05 Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.06 Counterparts

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Name:	Michael E. Thomas
Title:	Senior Vice President, CFO and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

EXHIBIT A

Form of Irrevocable Notice of Conversion

To: Environmental Power Corporation

The undersigned owner of $            in principal amount of Environmental Power Corporation’s 14% Convertible Notes due January 1, 2014 (the “Securities”) hereby irrevocably exercises the option to convert the Securities, or the portion below designated, into Common Stock of Environmental Power Corporation in accordance with the terms of the Indenture referred to in the Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned.

Date:

Amount of Notes to be converted ($5,000 or whole multiples of $1,000 in excess thereof); $

Signature (for conversion only)

Please Print or Typewrite
Name and Address, Including
Zip Code, and Social Security or
Other Identifying Number:

Signature Guarantee:

EXHIBIT B

Form of Global Certificate

THIS SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), OR A SUCCESSOR OF DTC. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF DTC OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO DTC OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, DTC, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE MAY BE EXCHANGED OR REPLACED IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR TO ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF DTC’S NOMINEE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, DTC’S NOMINEE, HAS AN INTEREST HEREIN.

ENVIRONMENTAL POWER CORPORATION

14% CONVERTIBLE NOTES DUE JANUARY 1, 2014

Maturity Date	Interest Rate	CUSIP
January 1, 2014	14%	29406L AA0

REGISTERED HOLDER:	PRINCIPAL AMOUNT: $5,000,000

Cede & Co.

Capitalized terms used herein but not defined shall have the meanings set forth in the First Supplemental Trust Indenture (the “Supplemental Indenture”), dated as of March 1, 2009, among Environmental Power Corporation and Wells Fargo Bank, National Association, as trustee, which supplements the Indenture for Senior Debt Securities dated March 1, 2009 (the “Original Indenture,” and, as so supplemented, the “Indenture”).

1. Interest. Environmental Power Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company” which term includes any successor corporation under the Indenture), is the issuer of this 14% Convertible Note due January 1, 2014 (the “Security”). The Company promises to pay interest on this Security in cash semiannually on each January 1 and July 1, commencing on July 1, 2009, to the Holder of record at the close of business on the immediately preceding December 15 and June 15.

Interest on this Security will accrue from the date of original issuance and delivery of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any Security surrendered for conversion prior to a record date for any Interest Payment Date will be paid the amount of interest accrued through the conversion date. Any Security surrendered for conversion during the period after the record date for any Interest Payment Date through the close of business on the Business Day immediately preceding such Interest Payment Date will be paid accrued interest on such Security through the Interest Payment Date, notwithstanding the conversion of such Security prior to that Interest Payment Date; provided, however, that at the time the Holder surrenders any Security for conversion, such Holder must pay an amount equal to the interest that has accrued between the conversion date and the related Interest Payment Date. If the Company redeems this Security after the record date but on or prior to the corresponding Interest Payment Date, the Company shall pay the Holder of this Security accrued interest on this Security being redeemed to, but not including, the redemption date.

2. Method of Payment. The Company will pay or cause to be paid the principal of and premium, if any, and interest on this Security at the office of the paying agent, except that the Company may pay interest directly to the Holders at its option only if it shall have received the written consent of the Trustee.

3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Exchange Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Exchange Agent in accordance with the terms of the Indenture. The Company or any of its Affiliates may act in any such capacity.

4. Indenture. The Company issued this Security under the Original Indenture, as supplemented by the Supplemental Indenture. The terms of this Security include those stated in the Indenture (which is incorporated hereby as though fully set forth herein). This Security is subject to, and ratified by, all such terms, certain of which are summarized herein, and the Holder of this Security is referred to the Indenture for a statement of such terms. This Security is an unsecured obligation of the Company. Any Holder of this Security shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a Holder of a Security. All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture.

5. Voluntary Conversion. The Holder shall have the right, at any time, to convert the principal amount of any such Security into that number of fully paid and non-assessable shares of Common Stock as determined by dividing the principal amount by the applicable Conversion Price. The Holder may effect a Voluntary Conversion in principal amounts of $5,000 of this Security and multiples of $1,000 in excess thereof at the applicable Conversion Price. Any such conversion shall be in accordance with Section 3.01 of the Supplemental Indenture.

6. Conversion Price. The number of whole shares of Common Stock to be issued upon any voluntary conversion shall be determined as set forth in Sections 3.02 and 3.03 of the Supplemental Indenture, subject to adjustments as provided therein.

7. Mandatory Conversion. The Company may require the Holder, at any time after the third anniversary of the date of the first issuance of this Security, if at the time less than 20% of the aggregate principal amount of the Securities originally issued remain outstanding and the conversion market price is greater than the stock price on the date the Securities were originally issued, to convert the principal amount of any outstanding Securities into that number of fully paid and non-assessable shares of Common Stock as determined by dividing the principal amount by the applicable Conversion Price then in effect. Such Mandatory Conversion will be subject to and in accordance with Section 3.04 of the Supplemental Indenture.

8. Limitation on Conversion. The Holder of this Security may not convert such Security to the extent that, as a result of such conversion, such Holder, together with its Affiliates, would beneficially own a number of shares of the Company’s Common Stock in excess of 19.99% of the number of shares of the Company’s Common Stock outstanding immediately prior to such conversion, or would hold more than 19.99% of the voting power of all shares of the Company’s capital stock outstanding immediately prior to such conversion.

9. Mandatory Redemption in Lieu of Mandatory Conversion. A Holder that has been selected for Mandatory Conversion, may, in lieu of such Mandatory Conversion, require the Company to redeem this Security on the Mandatory Conversion Date at a redemption price equal to 110% of the principal amount of such Security plus accrued interest through the business day prior to the Mandatory Conversion Date. To exercise this right, the Holder must, following receipt of the notice of Mandatory Conversion but not less than 10 days prior to the Mandatory Conversion Date, through the broker or bank through which the Holder holds its beneficial interest, instruct the Exchange Agent in writing to notify the Trustee in writing of its election of Mandatory Redemption in Lieu of Mandatory Conversion.

10. Repurchase upon Change in Control. Upon the acquisition by a Person or group of Persons acting in concert (other than a company whose shareholders are or are to consist substantially of existing shareholders of the Company) of a majority of the voting shares (including warrants or rights to purchase or exchange for voting shares) of the Company, referred to as a “Change in Control,” the Holder of this Security will have the right, but not the obligation, to require the Company to repurchase, and the Company will have the right, but not the obligation, to require the Holder of this Security to sell to the Company, all or any portion of this Security at the purchase price set forth below, plus accrued and unpaid interest through the business day prior to the purchase date to the Holder of record of this Security on the purchase date.

Period	Purchase Price as Percentage of Principal
From the Issue Date to January 1, 2010	110%
From January 2, 2010 to maturity	115%

The Company must give written notice to the Holder of this Security not less than ten business days after the date of the Change in Control transaction, and the Company must state in that notice if it intends to require the Holder of this Security to sell such Security to the Company and, if so, what portion of this Security the Company desires to purchase. In the event that such notice indicates the Company’s intention to purchase this Security, then the purchase date for such Security will be the twentieth business day following the date of such notice; provided, however, that if the Company does not exercise its right to require the Holder of this Security to sell all of this Security, then such Holder may exercise its right to require the Company to repurchase this Security by giving the Company written notice no later than ten business days after the date of the Company’s written notice, indicating the portion of this Security that the Company has not already indicated its intention to purchase which the Holder will require the Company to purchase. The purchase date for this Security will be the twentieth business day following the date of the Company’s original notice; provided, however, that no purchase of this Security shall be effected pursuant to a repurchase upon a Change in Control subsequent to the maturity date of this Security.

11. Optional Redemption. At any time after the third anniversary of the date of first issuance of this Security, the Company has the right to redeem, in whole or in part (and, if in part, by lot), this Security at a redemption price equal to 110% of the principal amount of the Securities to be redeemed plus accrued interest through the business day prior to the redemption date, provided that the Company’s Common Stock has traded at a volume weighted average price of at least $6.40 per share for the 45-day period ending on the date immediately prior to the date on which the Company gives written notice to the Trustee of such redemption. Such determination shall be made by the Company and the Trustee may rely upon such determination without investigation. Such redemption will be made on not less than 30 nor more than 60 days after notice of redemption is given to the Holder of this Security.

12. Mandatory Redemption Upon Certain Sales of Assets or Certain Sale and Leaseback Transactions. This Security is subject to redemption, in whole or in part (and if in part, by lot), at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued interest through the day prior to the redemption date, to the extent that the Company or a Subsidiary engages in an Asset Sale or certain sale and leaseback transactions and the net proceeds of such Asset Sale or sale and leaseback transaction are not reinvested in a Permitted Business within two years of the receipt thereof. Such redemption will be made on not less than 30 nor more than 60 days after the notice of redemption is given to the Holder of this Security.

13. Denominations, Transfer, Exchange. This Security is in global form in denominations of $5,000 and whole multiples of $1,000 in excess thereof. The transfer of this Security may be registered, and this Security may be exchanged, as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents required by law or permitted by the Indenture.

14. Defaults and Remedies. This Security shall have the Events of Default as set forth in Section 8.01 of the Supplemental Indenture. Subject to certain limitations in the Supplemental Indenture, if an Event of Default occurs and is continuing, the Trustee by notice in writing to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by notice to the Company and the Trustee may declare the principal of and premium, if any, on all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all unpaid principal and interest accrued on the Securities shall become due and payable immediately without further action or notice. The other remedies following an Event of Default are set forth in Article VIII of the Supplemental Indenture.

15. Amendments, Supplements and Waivers. This Security and the Supplemental Indenture shall only be amended as provided in Section 14.01 of the Supplemental Indenture.

16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations. The Holder, by accepting this Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Security.

17. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

18. Abbreviations. Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed with the manual or facsimile signature of a duly authorized Authorized Company Representative.

Dated:

ENVIRONMENTAL POWER CORPORATION

By:
Authorized Company Representative

AUTHENTICATION CERTIFICATE

This Security is one of the Environmental Power Corporation Convertible Securities described in the within mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Company Representative

Date of Authentication:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the within Security unto                                                                                                                                                             (the “Transferee”)

(Please insert Social Security or Taxpayer Identification Number of Transferee Below)

                                         , whose address, including zip code is as follows:

(Please print or typewrite name and address, including zip code of Transferee)

The undersigned hereby irrevocably constitutes and appoints the Transferee as its attorney-in-fact to register the transfer of the within Security on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	Name of Transferor

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by a member or participant in a signature guarantee program.	NOTICE: The signature above must correspond with the name of the Holder as it appears upon the front of this Security in every particular without alteration or enlargement or any change whatsoever.